                                                                     EXHIBIT 4.6

                                                       PAYEE:
                                                             -------------------







                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                               BETWEEN NOTEHOLDER
                                       AND
                              NEMATRON CORPORATION

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY OTHER SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NEMATRON THAT SUCH REGISTRATION IS NOT REQUIRED.



                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$_____________                                                  MARCH __, 2001

Ann Arbor, Michigan

         FOR VALUE RECEIVED, the undersigned, Nematron Corporation, a Michigan corporation ("Nematron"), hereby promises to pay to ______________________ (the "Payee"), at Payee's principal business address as set forth below, or at such other place or places as the Payee may designate from time to time in writing to Nematron, in lawful money of the United States of America and in immediately available funds, the aggregate principal sum of __________________________, and to pay interest on the outstanding principal balance at the rate of ten percent (10%) per annum. The payment of the principal and all accrued and unpaid interest thereon shall be due and payable on August 31, 2001 (the "Maturity Date"). Interest shall be charged on the basis of a year of 365 days. If the transactions set forth herein require the approval of Nematron's shareholders and such approval has not been obtained by May 31, 2001, all principal and interest outstanding hereunder shall be immediately due and payable.

         Nematron and Payee acknowledge that all amounts due and payable under this Note are hereby expressly subordinated in right of payment to the prior payment in full of the indebtedness referenced in the Subordination Agreement, dated ___________, between Payee and LaSalle Business Credit, Inc.

         This Note may be prepaid at any time and from time to time, in whole or in part, without penalty or premium, upon at least four (4) days (five (5) business days if after July 31, 2001) prior written notice from Nematron to the Payee, unless, prior to such repayment, Payee provides notice to Nematron of its intent to exercise its conversion rights provided in the fourth and fifth paragraphs of this Note. Payee's notice of intent to exercise its conversion rights shall be effective notwithstanding Nematron's notice of intent to repay. This Note shall be payable in cash or equivalent immediately available funds.

         Nematron currently intends to issue equity securities in a private offering prior to the Maturity Date on terms and conditions to be determined at the time of such offering (the "Shares"). Subject to the other terms and conditions of this Note, the principal and interest due and payable under this Note may be converted by Payee, in whole or in part, into Shares upon at least fifteen (15) days prior written notice from the Payee to Nematron and prior to the earlier of (i) the Maturity Date or (ii) the prepayment in whole


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of this Note. The number of Shares issuable upon such conversion shall be equal to (x) the sum of the principal and interest then due and payable under this Note, divided by (y) the average price per Share required to be paid by the purchasers of Shares in such private offering, rounded down to the nearest whole Share. No fractional Shares shall be issued upon conversion of this Note.

         Subject to the others terms and conditions of this Note, if Nematron does not complete an equity financing pursuant to which it receives gross proceeds of at least $5 million on or before August 31, 2001, the principal and interest due and payable under this Note may be converted by Payee, in whole or in part, into shares of common stock of Nematron ("Common Stock") beginning on September 1, 2001, upon at least three (3) business days prior written notice from the Payee to Nematron and prior to the payment of this Note in full (the "Common Stock Conversion Option"). After July 31, 2001, Nematron shall provide to Payee at least five (5) business days prior written notice before making any payments under the Note. The number of shares of Common Stock issuable upon exercise of the Common Stock Conversion Option shall be equal to (x) the sum of the principal and interest then due and payable under this Note, divided by (y) the Common Stock Conversion Price (as defined below). The "Common Stock Conversion Price" shall initially be $0.30 per share of Common Stock. If at any time prior to the exercise of the Common Stock Conversion Option, the daily closing price for Nematron's Common Stock is less than $0.30 per share for five consecutive trading days (provided, however, that the Common Stock is traded on such trading day), the Common Stock Conversion Price shall be the lowest such price during such period.

         NEMATRON AND THE PAYEE, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, OR ANY COURSE OF CONDUCT, DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER NEMATRON NOR THE PAYEE SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         Nematron hereby waives demand, presentment, protest, dishonor and notice of dishonor in connection with this Note. In the event any action is taken to collect or enforce the indebtedness evidenced by this Note or any part thereof, the undersigned agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

         Acceptance by the Payee of any payment in an amount less than the amount then due and owing shall be deemed an acceptance on account only, and the failure to pay the entire amount then due and owing shall cause Nematron to remain in default.

         This Note may not be sold, assigned or otherwise transferred without the prior written consent of Nematron, which consent shall not be unreasonably withheld. If Payee is an individual, a transfer to a revocable living trust with respect to which Payee is the trustee and sole beneficiary during Payee's lifetime shall be allowed after written notice provided to Nematron.
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         Written notice shall be deemed to have duly given if and when delivered personally or by overnight courier to the address set forth below, or sent by fax with confirmation received to the fax number set forth below.

         This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan as to notes made and performed entirely within such State and without giving effect to choice of law principles of such State.

         Notwithstanding any provision in this Note to the contrary, Nematron shall not be required to issue any other securities if such issuance would constitute a violation of any applicable Federal or state securities law or any other law or regulation.


NEMATRON CORPORATION                   ACCEPTED AND AGREED:


                                                                   (Payee)
----------------------------           -----------------------------------------
By: David P. Gienapp, Secretary

Principal Business Address and
 Fax Number:

5840 Interface Drive                   By:
                                          --------------------------------------
[Signature]
Ann Arbor, Michigan 48103              Name:
                                            ------------------------------------
(734)994-8170 (fax)                    Its:
                                           -------------------------------------
(734)214-2128 (telephone)
                                       Principal Business Address, Telephone
                                       and Fax Numbers:

                                       -----------------------------------------

                                       -----------------------------------------


Schedule of Noteholders and Note Amounts

Date              Noteholder                           Amount

03-21-01          Ralph E. Miesel                   $  300,000
03-23-01          North Coast Technology
                  Investors LP                         750,000
03-29-01          The Stag Group                        50,000
04-09-01          James A. Nichols                     100,000
                                                    ----------
                                                    $1,200,000
                                                    ==========